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EXHIBIT 99.1

In its second quarter 2004 Earnings Conference Call to be held at 2:00P.M. (EST) on May 26, 2004, Toll Brothers, Inc. (the "Company") will provide the following guidance regarding its expected results of operations for its fiscal year ending October 31, 2004. These forecasts are subject to many risks, uncertainties and assumptions and may vary significantly from the actual results, as further noted below. Information with respect to quarterly data is subject to even greater fluctuation and risk. We undertake no obligation to publicly update the information provided due to changes in economic conditions, future events or otherwise. However, any further disclosures made on related subjects in our subsequent filings, releases or presentations should be consulted. We suggest that you listen to the conference call in its entirety. The conference call in its entirety can be heard via the Investor Relations portion of our website, www.tollbrothers.com, until July 31, 2004.

The guidance given represents a range of deliveries for each of the future quarters and for the full fiscal year. For ease of reference, we have included the actual results for our first two fiscal quarters. The columns designated as "Low" represents the low end of the range while the columns designated "High" represent the upper end of the range. We expect that the actual results of operations will be somewhere in between the low end and the high end of the range provided.

THE EXPECTED RANGE OF UNIT DELIVERIES AND DELIVERED PRICE IN FISCAL 2004 IS:

                                                                   Unit Deliveries                   Price (000's)
                                                              -------------------------        -------------------------
                                                                 Low             High               Low           High
                                                              -------------------------        -------------------------
Year                                                             6,050            6,250          $555,000       $565,000
Quarter ended January 31, 2004 (Act)                             1,085            1,085           543,389        543,389
Quarter ended April 30, 2004 (Act)                               1,463            1,463           556,602        556,602
Quarter ending July 31, 2004 (Est)                               1,525            1,625           560,000        570,000
Quarter ending October 31, 2004 (Est)                            1,975            2,075           565,000        575,000

HOME BUILDING GROSS MARGINS AS A PERCENTAGE OF HOMEBUILDING REVENUES IN FISCAL 2004 ARE EXPECTED TO BE:

                                                                 Low             High
                                                              -------------------------
Year                                                            28.10%           28.20%
Quarter ended January 31, 2004 (Act)                            28.35%           28.35%
Quarter ended April 30, 2004 (Act)                              28.21%           28.21%
Quarter ending July 31, 2004 (Est)                              27.75%           27.95%
Quarter ending October 31, 2004 (Est)                           28.05%           28.30%

LAND SALES REVENUES AND GROSS MARGIN FOR FISCAL 2004 IS EXPECTED TO BE
APPROXIMATELY:

                                                              Revenues
                                                                (000's)          Margin
                                                              -------------------------
Year                                                           $15,000              15%
Quarter ended January 31, 2004 (Act)                             5,987              11%
Quarter ended April 30, 2004 (Act)                               2,011              25%
Quarter ending July 31, 2004 (Est)                               5,000              15%
Quarter ending October 31, 2004 (Est)                            2,000              20%





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OTHER INCOME FOR FISCAL 2004 IS EXPECTED TO BE APPROXIMATELY (AMOUNTS IN
THOUSANDS):

                                                                            Amount
                                                                       ----------------
Year                                                                       $13,000
Quarter ended January 31, 2004 (Act)                                         1,683
Quarter ended April 30, 2004 (Act)                                           2,436
Quarter ending July 31, 2004 (Est)                                           4,000
Quarter ending October 31, 2004 (Est)                                        5,000

INCOME FROM UNCONSOLIDATED ENTITIES FOR FISCAL 2004 IS EXPECTED TO BE APPROXIMATELY (AMOUNTS IN THOUSANDS):

                                                                            Amount
                                                                       ----------------
Year                                                                       $12,000
Quarter ended January 31, 2004 (Act)                                           665
Quarter ended April 30, 2004 (Act)                                             729
Quarter ending July 31, 2004 (Est)                                           4,500
Quarter ending October 31, 2004 (Est)                                        6,000


SELLING, GENERAL AND ADMINISTRATIVE EXPENSES AS A PERCENTAGE OF TOTAL REVENUES IN FISCAL 2004 IS EXPECTED TO BE:

                                                                 Low             High
                                                              -------------------------
Year                                                            10.90%           10.70%
Quarter ended January 31, 2004 (Act)                            12.82%           12.82%
Quarter ended April 30, 2004 (Act)                              10.97%           10.97%
Quarter ending July 31, 2004 (Est)                              10.85%           10.55%
Quarter ending October 31, 2004 (Est)                            9.50%            9.30%

Interest expense as a percentage of total revenues for the six months and three months ended April 30, 2004 was 2.5% and 2.6%, respectively. Interest expense as a percentage of total revenues is expected to be approximately 2.6% for the third and fourth quarters. For the full year, interest expense will be approximately 2.6% of total revenues.

Income taxes for the six months and three months ended April 30, 2004 was 36.7% of income before income taxes, for both periods. Income taxes for the year and for each of the next two quarters is expected to be approximately 37% of income before income taxes.

In-the-money stock options are included in shares outstanding using the "treasury stock method" for calculating common stock equivalents. Because we have assumed that our stock price will continue to increase during the year, the number of shares used to determine earnings per share will increase each quarter. We estimate that the share count for determining diluted earnings per share will average 81.5 million shares for the full fiscal year, starting at
80.8 million shares in the first fiscal quarter and increasing to 82.2 million shares for the fourth fiscal quarter.





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Certain information included herein and in other Company reports, SEC filings, statements and presentations is forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements concerning anticipated operating results, financial resources, changes in revenues, changes in profitability, interest expense, growth and expansion, anticipated income from joint ventures and the Toll Brothers Realty Trusts Group, the ability to acquire land, the ability to secure governmental approvals and the ability to open new communities, the ability to sell homes and properties, the ability to deliver homes from backlog, the average delivered price of homes, the ability to secure materials and subcontractors, the ability to maintain the liquidity and capital necessary to expand and take advantage of future opportunities, and stock market valuations. Such forward-looking information involves important risks and uncertainties that could significantly affect actual results and cause them to differ materially from expectations expressed herein and in other Company reports, SEC filings, statements and presentations. These risks and uncertainties include local, regional and national economic conditions, the demand for homes, domestic and international political events, uncertainties created by terrorist attacks, the effects of governmental regulation, the competitive environment in which the Company operates, fluctuations in interest rates, changes in home prices, the availability and cost of land for future growth, the availability of capital, uncertainties and fluctuations in capital and securities markets, changes in tax laws and their interpretation, legal proceedings, the availability of adequate insurance at reasonable cost, the ability of customers to finance the purchase of homes, the availability and cost of labor and materials, and weather conditions.









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